UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.


                             HERLEY INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)
            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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
                             HERLEY INDUSTRIES, INC.
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 March 23, 2010
                                 ---------------

To our Stockholders:

     An annual meeting of stockholders will be held at the New York Yacht Club, 37 West 44th Street, New York, New York on Tuesday, March 23, 2010, beginning at 10:00 a.m. Eastern Daylight Time. At the meeting, you will be asked to vote on the following matters:

     1. Election of two directors in Class I to hold office until the 2012 Annual Meeting of Stockholders.

     2. Proposal to amend our Certificate of Incorporation to eliminate the classified board structure, as set forth in Exhibit A.

     3. Proposal to ratify and approve our 2010 Stock Plan, as set forth in Exhibit B.

     4.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on February 8, 2010, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about February 12, 2010.

                                          By Order of the Board of Directors,

                                          JOHN A. THONET
                                          Chairman of the Board

    Dated:  February 12, 2010
             Lancaster, Pennsylvania

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                       THIS PAGE LEFT INTENTIONALLY BLANK

                             HERLEY INDUSTRIES, INC.
                               3061 Industry Drive
                          Lancaster, Pennsylvania 17603
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             Tuesday, March 23, 2010
                                 ---------------

     Our Annual Meeting of Stockholders will be held on Tuesday, March 23, 2010, at the New York Yacht Club, 37 West 44th Street, New York, New York at 10:00 a.m. Eastern Daylight Time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. You are invited to attend the meeting.

                                ABOUT THE MEETING

Why did I receive these proxy materials?

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Herley Industries, Inc. ("Herley," the "Company", "we," "us" or "our"), a Delaware corporation, of proxies to be voted at our 2010 Annual Meeting of Stockholders and at any adjournment or postponement.

     The Annual Meeting will be held at the New York Yacht Club, 37 West 44th Street, New York, New York at 10:00 a.m. EDT.

     Stockholders will be admitted to the Annual Meeting beginning at 9:30 a.m. EDT. Seating will be limited.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

What is being considered at the meeting?

     You will be voting on the following:

     o    the election of two Class I directors;
     o a proposal to amend our Certificate of Incorporation to eliminate a classified Board; and
     o    a proposal to ratify and approve our 2010 Stock Plan.

Who is entitled to vote at the meeting?

     You may vote if you owned our common stock as of the close of business on February 8, 2010. Each share of stock is entitled to one vote.

How do I vote?

         You can vote in two ways:

         o        by attending the meeting in person; or
         o        by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the amendment to declassify our board of directors and FOR the 2010 Stock Plan.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, (718) 921-8200.

Will my shares be voted if I do not provide my proxy?

     They will not be voted. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If your shares are held in the name of a brokerage firm and you do not indicate how you wish to vote by providing a proxy to your broker, under NYSE rules applicable to brokers, your broker will not vote your shares as your broker only is permitted to exercise its discretion to vote your shares on certain "routine" matters. None of the matters being considered at our meeting are "routine" matters.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of February 8, 2010 must be present at the meeting. This is referred to as a quorum. On February 8, 2010, there were 13,577,294 shares issued and outstanding and entitled to vote.

Is there a list of stockholders entitled to vote at the Annual Meeting?

     The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any reasonable purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 3061 Industry Drive, Lancaster, Pennsylvania 17603.

What vote is required to approve each item?

     Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors. The affirmative vote of a majority of the shares of our common stock outstanding on February 8, 2010 is required to amend our Certificate of Incorporation to eliminate our classified board structure. The affirmative vote of a majority of the issued and outstanding shares of common stock present in person or by proxy and voting on the proposal is required for approval of our 2010 Stock Plan. An abstention will be counted as a vote against this proposal and broker non-votes will have no effect on the votes. Notwithstanding the foregoing, in accordance with the most recent amendment to our by-laws, any director nominee who receives more "withheld" votes than "for" votes in such election, must immediately submit a resignation letter to the remaining Board of Directors upon certification of the stockholder vote and the remaining Board of Directors shall, upon a process managed by the Nominating Committee and excluding the director nominee in question, within 45 days of receiving such resignation letter determine whether to accept such resignation. The Board of Director's explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission.

Important   Notice   Regarding  the  Availability  of  Proxy  Material  for  the
Stockholder Meeting to be Held on March 23, 2010

     A copy of this proxy statement and our annual report to security holders are available to you on the Internet at www.herley.com under the heading "Proxy Material" found under "About Us - Investor Relations."

Who will pay for the cost of this proxy solicitation?

     We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

Who will count the vote?

     Representatives of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

                               EXECUTIVE OFFICERS

         Name                 Age      Position
         ----                 ---      --------

John A. Thonet                59       Chairman of the Board
Richard F. Poirier            44       President and Chief Executive Officer
Yonah Adelman                 59       Senior Vice President
Anello C. Garefino            62       Chief Financial Officer

--------------------

     John A. Thonet, a director of the Company since 1991, was appointed Chairman of the Board in January 2010 and was Secretary from January 2003 until his appointment as Chairman. Mr. Thonet is the President of Thonet Associates, Inc., a consulting firm that he founded in 1980, specializing in environmental planning and engineering design for land development projects and land use planning programs. Mr. Thonet holds Bachelor of Science and Master of Science degrees in Forest Engineering from the SUNY College of Environmental Science and Forestry at Syracuse. He is a licensed professional engineer in New Jersey, Massachusetts, Pennsylvania, Michigan and West Virginia and is a licensed professional planner in New Jersey.

     Richard F. Poirier was appointed President and Chief Executive Officer in July 2009 after serving as a Vice President of the Company and as General Manager of Herley New England since August 2003. Mr. Poirier has been with Herley since 1992 when Herley acquired Micro Dynamics Inc. ("MDI"). Mr. Poirier joined MDI upon graduation in 1987 and has held various management positions over the years. Mr. Poirier holds a Bachelor of Science Degree in Electrical Engineering from Marquette University.

     Yonah Adelman was appointed Senior Vice President in July 2009. He also has been the General Manager of the Company's subsidiary, General Microwave Israel, since the Company's acquisition of General Microwave Corp. in 1999.

     Anello C. Garefino was appointed Vice President-Finance and Chief Financial Officer in January 2009 after serving as Vice President-Finance since June 2006. Mr. Garefino, a certified public accountant, served as Acting Chief Financial Officer from September 2005 to June 2006 and as Vice President-Finance from
September 2004 to September 2005 and prior to that served as Vice President-Finance, Treasurer and Chief Financial Officer since June 1993. From 1987 to January 1990, Mr. Garefino was Corporate Controller of Exide Corporation. Mr. Garefino earned his Bachelor of Science Degree in Accounting from Rider University in 1969.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to persons known to us, based solely on filings with the Securities and Exchange
Commission, to own beneficially 5% or more of the outstanding shares of our common stock as of January 29, 2010.

                                                         Number of Shares
                                                          Of Common Stock                  % of Outstanding
Name and Address of Beneficial Owner                  Beneficially Owned (2)                    Shares
------------------------------------                  ----------------------           -------------------------
GAMCO Investors                                                3,393,514                         25.0%
One Corporate Center
Rye, NY  10580

Third Avenue Management, Inc.                                  1,316,969                          9.7%
622 Third Avenue
New York, NY  10017

Dimensional Fund Advisors, Inc.                                1,170,270                          8.6%
6300 Bee Cove Road
Austin, TX 78746

BlackRock Global Investors                                       781,683                          5.8%
400 Howard Street
San Francisco, CA  94105

Lee N. Blatt (1)                                               1,391,498                          9.5%
471 N. Arrowhead Trail
Vero Beach, FL  32963
---------

(1) Includes beneficial ownership of 1,075,000 shares that may be acquired within 60 days of January 29, 2010 pursuant to various stock options. Mr. Blatt entered into a voting trust agreement wherein sole voting power to 1,301,000 shares under stock options held by him and 20,099 shares held in his IRA was granted to Myron Levy.
(2) Except as otherwise indicated, all of such shares are owned with sole voting power.

Security Ownership of Management

     The following table sets forth certain information, as of January 29, 2010, with respect to the beneficial ownership of our common stock by (a) each of our directors, (b) each of our Named Executive Officers and (c) all of our directors and executive officers as a group.

         The percentage of beneficial ownership for the table is based on 13,577,294 shares of our common stock outstanding as of January 29, 2010. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Herley Industries, Inc., 3061 Industry Drive, Lancaster, PA 17603.

     The number of shares beneficially owned by each shareholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the shareholder has sole or shared voting or investment power and those shares of common stock that the shareholder has the right to acquire within 60 days after January 29, 2010 through the exercise of any stock option. The "Percentage of Outstanding Shares" column treats as outstanding all shares underlying such options held by the shareholder, but not shares underlying options held by other shareholders.

                                                           Common Stock                      % of Outstanding
Directors and Named Executive Officers              Beneficially Owned (1) (2)                   Shares
--------------------------------------              --------------------------            -----------------------
Richard F. Poirier                                                15,325                            *
Yonah Adelman                                                     24,000                            *
Anello C. Garefino                                                 4,000                            *
Myron Levy (3)                                                 1,527,515                          10.4%
Jeffrey L. Markel (4)                                            250,000                           1.8%
Carlos C. Campbell                                                35,000                            *
John A. Thonet (6)                                               107,649                            *
Adm. Edward K. Walker, Jr. (Ret.)                                 74,110                            *
Dr. Edward A. Bogucz                                              37,575                            *
Gerald A. Gagliardi                                                    -                            *
Michael N. Pocalyko                                                    -                            *
Directors and named executive
  officers as a group (9 persons)                              2,075,174                          13.7%
-------

 * Indicates ownership of less than one percent.

(1) No officer or director owns more than one percent of the outstanding shares of common stock unless otherwise indicated. Ownership represents sole voting and investment power.
(2) Includes beneficial ownership of the following number of shares that may be acquired within 60 days of January 29, 2010 pursuant to stock options awarded under our stock option plans:

         Richard F. Poirier                  15,000         Carlos C. Campbell                    35,000
         Yonah Adelman                       24,000         John A. Thonet                        72,500
         Anello C. Garefino                   4,000         Adm. Edward K. Walker, Jr.            49,500
         Myron Levy                       1,075,000         Dr. Edward A. Bogucz                  37,500
         Directors and named executive                      Jeffrey L. Markel                    250,000
          officers as a group             1,562,500

(3) Mr. Levy served as Chief Executive Officer from August 2001 to July 22, 2009. (4) Mr. Markel served as Chief Operating Officer from June 2007 to August 1, 2009. (5) Mr. Purcell served as Vice President and Chief Financial Officer from June 2006 to January 12, 2009.
(4)  Mr.  Markel served as Chief  Operating  Officer from June 2007 to August 1,
     2009.
(5) Mr. Purcell served as Vice President and Chief Financial Officer from June 2006 to January 12, 2009.
(6) Does not include 108,668 shares owned by Mr. Thonet's children, Hannah and Rebecca Thonet, and 77,999 shares owned by his wife, Kathi Thonet. Mr. Thonet disclaims beneficial ownership of these shares.

                                       6

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Our certificate of incorporation and by-laws provide for a Board of Directors consisting of not less than three nor more than twelve directors. Our Board of Directors now consists of six directors. At each annual meeting of stockholders, directors constituting a class are elected for staggered three-year terms.

     The Board has nominated Gerald A. Gagliardi and Rear Adm. Edward K. Walker, Jr. (Ret.) for election as Class I directors. Mr. Gagliardi and Rear Adm. Walker will be elected to serve until the 2012 annual meeting of stockholders, or until their successors are duly elected and qualified. However, in the event the proposal to eliminate the classified board is approved at this meeting, all directors will serve until the next annual meeting of stockholders. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees named in Class I, unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unavailable or, if elected, will decline to serve.

     The following table sets forth our directors and the classes in which they will be presently serving.

           Class I                               Class II                           Class III
           -------                               --------                           ---------
(To serve until the 2012 Annual        (To serve until the 2010 Annual      (To serve until the 2011 Annual
Meeting of Stockholders)               Meeting of Stockholders)             Meeting of Stockholders)
-------------------------------        -------------------------------      --------------------------------
Gerald A. Gagliardi (2)(3)                  Dr. Edward A. Bogucz (1)(3)(4)      John A. Thonet (4)
Rear Adm. Edward K. Walker, Jr. (Ret.)      Michael N. Pocalyko (3)             Carlos C. Campbell (1)(2)
     (1)(2)(4)
-----------

(1)      Member of the Compensation Committee
(2)      Member of the Nominating/Governance and Ethics Committee
(3)      Member of the Audit Committee
(4)      Member of the Executive Committee

     The business experience of our directors is set forth below.

     Dr. Edward A. Bogucz (53 years of age), a director of the Company since 2003, is currently Executive Director of the Syracuse Center of Excellence in Environmental and Energy Systems, an industry-university organization that engages more than 200 firms and institutions in collaborative research, development, commercialization and outreach projects. Previously, Dr. Bogucz served as Dean of Engineering and Computer Science at Syracuse University from 1995 through 2003. Dean Bogucz earned his Bachelor and Doctoral Degrees in Mechanical Engineering from Lehigh University and a Master's Degree from Imperial College, University of London. His teaching and research expertise includes fluid dynamics, energy systems, computational methods, and multidisciplinary design. As Dean, he led the strategic strengthening of Syracuse University's College of Engineering and Computer Science in strategic areas, including RF and microwave devices, information fusion, systems assurance and environmental and energy systems.

     Carlos C. Campbell (72), a director of the Company since 2005, served in the Sub-Cabinet of President Reagan where he was the Assistant Secretary of Commerce for Economic Development, U.S. Department of Commerce (1981-1984). He was also an Envoy of President Reagan and a member of the OMB Task Force on Integrity and Efficiency and the Task Force of Credit Scoring and Debt Management. He is a Certified Corporate Director and a graduate of the Director's Institute, Anderson School of Management, UCLA (2003). Mr. Campbell has also been certified as a Director by the National Association of Corporate Directors. He has completed executive management seminars from the Harvard Business School in Governance, Compensation and Auditing. He is also a member of the Board of Directors of Resource America, Inc. (REXI/NASDAQ) and PICO Holdings, Inc. (PICO/NASDAQ). Mr. Campbell has held Executive Level positions with the U.S. Department of Housing and Urban Development (1969-1972) and the American Revolution Bicentennial Administration (1974-1976). As a Naval Aviator he acquired over 1,000 flight hours and achieved the rank of Lieutenant Commander. In addition to Cold War reconnaissance squadron tours, he had assignments with the Defense Intelligence Agency and the Naval Air Systems Command. He has a B.S. from Michigan State University, a Certificate in Engineering Science from the U.S. Naval Post Graduate School in Monterey, California and a Master of City & Regional Planning from Catholic University of America.

     Gerald A. Gagliardi (62), a recently-appointed director in December 2009, is currently managing partner of Lyme Technology, LLC, a company which provides consulting services to data processing and telecommunications companies. From February 2001 through March 2006, Mr. Gagliardi was Senior Vice President, Worldwide Customer Services of NCR Corporation, a global business information solutions provider. In this capacity, he was responsible for worldwide customer services, a unit with operations in 130 countries and with over 13,000 employees. From June 2000 to January 2001 and since March 2006, he has served as a consultant to E. M. Warburg Pincus & Company, LLC, a New York based private equity firm where he has been engaged in evaluating investments and providing managerial assistance within the Warburg Pincus portfolios. From October 1999 to June 2000, he served as President and Chief Executive Officer of Inacom Corp. Prior thereto, he spent 28 years at Unisys Corporation where he held senior management positions in that company's services division, including Executive Vice President and President of Global Customer Services from 1995 to 1999. Mr. Gagliardi has received various awards during his career, including the Chairman's "Pinnacle of Excellence" award while at Unisys, which has been awarded to only thirteen persons in that company's 100 year history.

     Michael N. Pocalyko (55), a recently-appointed director in January 2010, is managing director and chief executive officer of Monticello Capital in Chantilly, Virginia, an investment bank and private equity firm that specializes in technology companies and mergers and acquisitions, operating internationally in eleven countries. He has extensive experience as an expert financial advisor, corporate director, and principal in high-growth multinational corporations in the advanced technology manufacturing, engineering services, defense and aerospace, and biomedical industries. He currently chairs the board of
TherimuneX Pharmaceuticals, Inc. in Doylestown, Pennsylvania and previously chaired Advanced Environmental Resources, Inc. in Reston, Virginia and Erdevel Europa S.a.r.l. in Luxembourg and Saudi Arabia. He also represented two governors of Virginia on the Commonwealth Competition Council. Prior to his career as a financier, Mr. Pocalyko was a Navy commander and served in the Office of the Secretary of Defense and on the staff of the Secretary of the Navy. He is a Beirut veteran and was a decorated Navy pilot. Mr. Pocalyko earned his Bachelor's Degree at Muhlenberg College, his Master in Public Administration Degree at the Harvard Kennedy School, and his Master of Business Administration Degree at the Wharton School of the University of Pennsylvania. He holds the Certificate of Director Education from the National Association of Corporate Directors and has graduated from corporate director executive education programs at Wharton and the University of Chicago.

     Rear Adm. Edward K. Walker, Jr. (Ret.) (77), a director of the Company since 1997, was appointed Vice Chairman of the Board in June 2006. He currently serves as the President and CEO of the United States Navy Memorial on Pennsylvania Avenue in Washington D.C. Rear Admiral Walker served as the Director of Corporate Strategy for Resource Consultants, Inc., a privately-held corporation supporting the Department of Defense and other government agencies, after his retirement from the United States Navy in 1988 until 2000. Prior to his retirement from the United States Navy, Rear Admiral Walker served for thirty-four years in various naval officer positions, including Commander of the Naval Supply Systems Command and Chief of Supply Corps. He holds a Bachelor's Degree from the United States Naval Academy and Master's Degree in Business Administration from The George Washington University.

                              DIRECTOR INDEPENDENCE

     We have adopted the NASDAQ Stock Market's standards for determining the independence of directors. Under these standards, an independent director means a person other than an executive officer or one of our employees or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the following persons shall not be considered independent:

     o a director who is, or at any time during the past three years was, employed by us;
     o a director who accepted or who has a family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
          o compensation for service on the Board of Directors or any committee thereof;
          o compensation paid to a family member who is one of our employees (other than an executive officer); or
          o under a tax-qualified retirement plan, or non-discretionary compensation;
     o a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;
     o a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
          o    payments arising solely from investments in our securities; or
          o payments under non-discretionary charitable contribution matching programs;
     o a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or
     o a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

     For purposes of the NASDAQ independence standards, the term "family member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

     The Board of Directors has assessed the independence of each non-employee director under the independence standards of the NASDAQ Stock Market set forth above, and has affirmatively determined that all of our non-employee directors are independent.

     We expect each director to attend every meeting of the Board and the committees on which he serves, as well as the annual meeting. In 2009, each director who was a director at the time attended the 2009 Annual Meeting of Stockholders meeting. All directors attended at least 75% of the meetings of the Board and the committees on which they served in fiscal 2009.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended August 2, 2009 there were:

               o    10 meetings of the Board of Directors
               o    5 meetings of the Audit Committee
               o    2 meetings of the Compensation Committee
               o    1 meeting of the Nominating Committee
               o    1 meeting of the Governance and Ethics Committee
               o    5 meetings of the Special Committee

Committee Autonomy

     Each committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any officer of the Company.

Audit Committee and Audit Committee Financial Expert

     The Board has a standing Audit Committee. The Board has affirmatively determined that each director who serves on the Audit Committee is independent, as the term is defined by applicable NASDAQ listing standards and Securities and Exchange Commission ("SEC") rules. The Audit Committee currently consists of Michael N. Pocalyko, Chairman, Dr. Edward A. Bogucz and Gerald A. Gagliardi. The members of the Audit Committee have substantial experience in assessing the performance of companies, gained as members of the Company's Board of Directors and Audit Committee, as well as by serving in various capacities in other companies or governmental agencies. As a result, they each have an understanding of financial statements. Mr. Pocalyko qualifies as a "financial expert" under NASDAQ's listing rules and applicable regulations of the SEC.

     The Audit Committee regularly meets with our independent registered public accounting firm outside the presence of management.

     The Audit Committee operates under a charter approved by the Board of Directors. The Audit Committee charter is not available on our website. A copy of the Audit Committee charter was attached as an exhibit to our proxy statement for the 2007 Annual Meeting of Stockholders and may be found through a link to SEC filings from our website www.herley.com under "About Us - Investor Relations."

Compensation Committee

     Our Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year, and administers our stock-based benefit plans. The Compensation Committee currently consists of Edward A. Bogucz, Chairman, Carlos C. Campbell and Edward K. Walker, Jr. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates and are independent directors under NASDAQ listing standards.

     The Compensation Committee operates under a charter approved by the Board of Directors. The Compensation Committee charter is not available on our website. A copy of the charter of the Compensation Committee was attached as an exhibit to our proxy statement for the 2009 Annual Meeting of Stockholders and may be found through a link to SEC filings from our website www.herley.com under "About Us - Investor Relations."

Nominating Committee

     Our Nominating Committee, which consisted of Carlos C. Campbell, Chairman, and Dr. Edward A. Bogucz, each of whom is an independent director under NASDAQ listing standards, identifies individuals qualified to become board members, recommends to the Board nominees to fill vacancies in membership of the Board as they occur and, prior to each Annual Meeting of Stockholders, recommends a slate of nominees for election as directors at such meeting.

     The Nominating Committee operates under a charter approved by the Board of Directors. The Nominating Committee charter is not available on our website. A copy of the charter of the Nominating Committee was attached as an exhibit to our proxy statement for the 2009 Annual Meeting of Stockholders and may be found through a link to SEC filings from our website www.herley.com under "About Us - Investor Relations."

Governance and Ethics Committee

     Our Governance and Ethics Committee monitors developments in corporate governance principles and other corporate governance matters and makes recommendations to the Board of Directors regarding the adoption of additional corporate governance principles. Our Governance and Ethics Committee consisted of Edward K. Walker, Jr., Chairman, and Carlos C. Campbell, each of whom is an independent director.

     In January 2010, the Nominating Committee was combined with the Governance and Ethics Committee. The Nominating/Governance and Ethics Committee currently consists of Carlos C. Campbell, Chairman, Gerald Gagliardi and Edward K. Walker, each of whom is an independent director. The combined committee is operating under the combined existing charters of the Nominating Committee and the Governance and Ethics Committee until such time as a new charter for the combined committee is formally adopted.

Executive Committee

     In January 2010, the Board of Directors established the Executive Committee, which shall have and may exercise substantially all the powers of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee consists of John A. Thonet, Dr. Edward A. Bogucz and Edward K. Walker, Jr.

Special Committee

     In March 2009, the Board of Directors established a Special Committee to consider and make determinations on behalf of the Company with respect to the possible implementation of executive management changes, including engaging in settlement negotiations with certain executives with respect to then-current employment agreements. The intended business of the Special Committee was completed. The Special Committee consisted of Robert M. Moore (deceased), Dr. Edward A. Bogucz and Carlos C. Campbell.

Stockholder Recommendations for Board Nominees

     The Nominating Committee will consider shareholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating shareholder's ownership of Company stock, should be sent to the attention of the Secretary of the Company.

Stockholder Communications with the Board

     We have not developed to date a formal process by which stockholders may communicate directly with directors. However, in recent years, an informal process has developed in which communications sent to the Board of Directors or in care of an officer or our other representative is forwarded to the Chairman or Chief Executive Officer. We believe this process has adequately served the needs of the Board of Directors and our stockholders. In light of SEC disclosure rules on this matter, the Board of Directors may consider the development and adoption of more formal procedures. Until such procedures are adopted and disclosed to our stockholders, stockholders may direct communications intended for the Board of Directors to the Secretary of the Company, at 3061 Industry Drive, Lancaster, Pennsylvania 17603. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication" or similar statement that clearly and unmistakably indicates the communication is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors. The Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

                              DIRECTOR COMPENSATION

     Directors who are also employees of the Company are not separately compensated for their services as directors.

Cash Compensation to Board Members

     Directors who are not our employees receive an annual fee of $30,000 and a fee of $1,500 for each board of directors meeting attended. The Governance and Ethics Committee Chairman receives an annual fee of $15,000, and other members of the Governance and Ethics Committee receive $7,500 annually. The Audit Committee Chairman receives an annual fee of $25,000, and other members of the Audit Committee receive $7,500 annually. The Compensation Committee Chairman receives an annual fee of $15,000, and other members of the Compensation Committee receive $7,500 annually. The Nominating Committee Chairman receives an annual fee of $15,000, and other members of the Nominating Committee receive $7,500 annually.

Equity Compensation to Board Members

     The Company grants options to purchase shares of the Company's common stock to its outside directors on a periodic basis. No options were granted to its outside directors during fiscal 2009.

Other

     Board members are reimbursed for reasonable expenses in attending meetings of the Board of Directors and for expenses incurred in connection with their complying with our corporate governance policies. The Company also provides directors' and officers' liability insurance and indemnity agreements for our directors. No other compensation is provided to our directors.

                           DIRECTOR COMPENSATION TABLE

     The following table provides information with respect to all compensation awarded to, earned by or paid to each person who served as a director for all of fiscal 2009. Other than as set forth in the table and the narrative that follows it, to date we have not paid any fees to or reimbursed any expenses of our directors, except for expenses incurred in connection with attendance at Board meetings which in the aggregate are less than $10,000 each, made any equity or non-equity awards to directors, or paid any other compensation to directors.

                                        Fees Earned or     Option
  Name                                 Paid in Cash ($)    Awards ($)  Total ($)
  ------------------------------------------------------------------------------
  Edward K. Walker, Jr. (1)               $148,500            -        $148,500
  Dr. Edward A. Bogucz                     $61,000            -         $61,000
  Robert M. Moore (Deceased)               $73,500            -         $73,500
  John A. Thonet                           $63,500            -         $63,500
  Carlos C. Campbell                       $51,000            -         $51,000

----------

(1) Includes $75,000 paid to Mr. Walker under a consulting arrangement for services relating to corporate governance and ethics.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2009, our Compensation Committee consisted of Dr. Edward A. Bogucz, Chairman, Edward K. Walker, Jr. and Robert M. Moore (deceased). None of these persons were our officers or employees during fiscal 2009 nor had any relationship requiring disclosures in this Annual Report. Adm. Walker has a consulting arrangement with us for services relating to corporate governance and ethics at an annual fee of $75,000.

Certain Relationships and Related Transactions

     Effective October 12, 2006, and as a condition to entering into an Administrative Agreement with the Department of the Navy, we entered into an agreement with Lee N. Blatt which provides that all outstanding stock options previously issued to him which are all vested and fully exercisable shall continue to be exercisable by him or, following his death, by his designated beneficiaries, on or before the expiration date of the specific option. In the event of a "change of control" of the Company as defined in the Employment Agreement all remaining payments due under the agreement become immediately due and payable.

     On June 25, 2009, a Special Committee of the Board of Directors authorized an accelerated payment to Lee N. Blatt under the terms of his agreement with the Company dated September 27, 2006 (the "Agreement"). The event which caused acceleration was a change in control of the Company as defined in the Agreement as the ownership change or acquisition of an aggregate of 20% or more of the outstanding voting securities of the Company. The triggering event caused the acceleration of $3,361,528 otherwise payable over the next 34 months so that the full amount became immediately payable. Of this amount, $3,054,757 was previously expensed by the Company so that the amount expensed in fiscal 2009 was $306,771, representing the imputed interest.

     Prior to the acquisition of Micro Systems, Inc. ("MSI"), MSI had leased one of its two buildings in Fort Walton Beach, Florida from MSI Investments, a Florida General Partnership. MSI Investments is owned by four individuals, two of whom are currently employees of MSI and one serves as a consultant.

     On August 24, 2005, we amended our lease agreements with a partnership partially owned by the children of the Company's former Chairman to incorporate two individual leases into a single lease and extended the term of the initial leases to August 31, 2010. During the fourth quarter of fiscal 2008, we decided to close our manufacturing facility in Farmingdale, New York and transfer its contracts and assets to our other facilities in Whippany, New Jersey; Woburn, Massachusetts; Lancaster, Pennsylvania; and Jerusalem, Israel. On January 25, 2009, we entered into a modification of the lease to reduce the amount of space we are leasing and reduce the annual rental payments remaining under the lease to approximately $429,000 annually.

Indemnification Agreements

     We have entered into separate indemnification agreements with our officers and directors. We have agreed to provide indemnification with regard to certain legal proceedings so long as the indemnified officer or director has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We only provide indemnification for expenses, judgments, fines and amounts paid in settlement actually incurred by the relevant officer or director, or on his or her behalf, arising out of proceedings brought against such officer or director by reason of his or her corporate status.

                      COMPENSATION DISCUSSION AND ANALYSIS

     This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our Named Executive Officers ("NEOs") (as defined in the Summary Compensation Table below) and places in perspective the data presented in the tables and narrative that follow.

Compensation Philosophy and Overview

     We believe that the most effective compensation program is one that is designed to reward the achievement of our financial and strategic goals, and which aligns executives' interests with those of our shareholders.

     The compensation plans for our executive officers have three principal elements: a base salary, discretionary cash incentive bonuses linked to the achievement of financial and strategic goals and equity-based incentive compensation. In addition, we provide our executive officers a variety of benefits that in most cases are available generally to all of our salaried employees. We view the components of compensation as related but distinct. Although the Compensation Committee of our Board of Directors (the "Committee") reviews the total compensation of our executive officers, we do not believe that significant compensation derived from one component of compensation should necessarily negate or reduce compensation from other components. We do believe that the executive compensation package should be fair and reasonable when taken as a whole.

     We have not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation. However, our philosophy is to keep cash compensation at a competitive level while providing the opportunity to be significantly rewarded through equity if our company and our stock price perform well over time.

     We also believe that executive officers should have a percentage of their equity compensation in the form of stock options or restricted stock vesting over time.

Role of Executive Officers in Compensation Decisions

     Our Chief Executive Officer annually reviews the performance of each of our other executive officers. The conclusions reached by our Chief Executive Officer and his recommendations based on these reviews, including with respect to salary adjustments, incentive awards and equity award amounts, are presented by our Chief Executive Officer to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Committee makes all final compensation decisions for each of our executive officers.

     Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our Chief Executive Officer.

Role of the Compensation Committee

     The  Compensation   Committee  currently  consists  of  Edward  A.  Bogucz,
Chairman, Carlos C. Campbell and Edward K. Walker, Jr. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates and is an independent director under NASDAQ rules for Compensation Committee members.

     The Committee ensures that our executive compensation and benefits program is consistent with our compensation philosophy and our corporate governance guidelines and is empowered to make decisions regarding executive officers' total compensation, and subject to the approval of the Board, our Chief Executive Officer's total compensation.

     The Committee reviews our overall compensation strategy at least annually to ensure that it promotes shareholder interests, supports our strategic and tactical objectives and provides for appropriate rewards and incentives for our executive officers. The Committee's most recent overall compensation review occurred in July 2009.

Accounting and Tax Implications of Our Compensation Policies

     In designing our compensation programs, the Committee considers the financial accounting and tax consequences to the Company, as well as the tax consequences to our employees. We account for equity compensation paid to our employees under FASB's Accounting Standards Codification 718, "Compensation-Stock Compensation" ("ASC 718"), which requires us to estimate and record and expense over the service period of the award. The ASC 718 cost of our equity awards is considered by management as part of our equity grant recommendations to the Committee.

     Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct for income tax purposes in any one year with respect to our five most highly compensated executive officers. The $1 million limit does not apply to compensation that is considered "performance based" under applicable tax rules. Our executive stock options are intended to qualify as "performance-based," so that compensation attributable to those options is fully tax deductible.

     We also consider the tax impact to employees in designing our compensation programs, particularly our equity compensation programs. For example, employees generally control the timing of taxation with respect to the exercise of stock options.

Components of our Executive Compensation Program

     Base Salary

     We establish base salaries that are sufficient, in the Committee's judgment, to retain and motivate our executives while taking into account the unique circumstances of our Company. In determining appropriate salaries, the Committee considers each executive's scope of responsibility and accountability within our Company and reviews the executive's compensation, individually and relative to other officers, as well as similarly situated companies. We had entered into employment agreements with certain of our executives which provided for adjustments as set forth more fully below in the section titled "Employment Agreements." In fiscal 2009, there were no increases in any executive's salary beyond what was called for in the individual employment agreements, such as cost-of-living increases.

     Effective July 22, 2009, we entered into an agreement (the "Levy Termination Agreement") with Myron Levy terminating his employment agreement. With the assistance of independent counsel, a special committee of the Board of Directors consisting of independent directors authorized the Company to enter into the Levy Termination Agreement. The Levy Termination Agreement provides that in full satisfaction of all prior, current and future obligations to Mr. Levy under the employment agreement, Mr. Levy is to receive an immediate lump sum payment of $4,705,000 and thereafter monthly payments of $100,000 commencing on September 1, 2009 for thirty-five (35) consecutive months through July 1, 2012. Payments are through a non-interest bearing promissory note. Mr. Levy also shall continue as a consultant to the Company for three years at an annual compensation of $50,000 and is to receive certain other benefits as provided in the employment agreement, including medical reimbursement and insurance.

     Effective July 22, 2009, the Board of Directors appointed Richard F. Poirier as our Chief Executive Officer and President. Mr. Poirier's base salary of $400,000 was determined by the Committee with the assistance of a consulting firm specializing in executive compensation.

     Discretionary Cash Incentive Bonuses

     The Committee believes that discretionary cash bonus compensation for executives should be directly linked to our overall corporate financial performance, individual performance and our success in achieving both our short-term and long-term strategic goals. In assessing the performance of our Company and our executives during fiscal 2009, the Committee considered our performance in the following areas:

     o    Increase levels of component integration and value added content;
     o    Enhancement of our manufacturing capabilities;
     o    Pursuit of selective commercial opportunities;
     o    Maintaining leadership in microwave technology;
     o    Strengthening and expanding customer relationships; and
     o    Maintaining our reputation for integrity.

     In the first quarter of fiscal 2010, the Committee awarded Mr. Poirier a performance payment of $125,000 for fiscal year 2009 based on his performance as Vice President and General Manager of Herley New England. Mr. Garefino, our Chief Financial Officer, was awarded a bonus of $25,000. These awards by the Committee for fiscal 2009 are detailed in the Summary Compensation Table on page 19.

     Our bonuses are structured to be deductible under Section 162(m) of the Internal Revenue Code which denies publicly-held corporations a federal income tax deduction for compensation in excess of $1 million paid to the CEO and the four other most highly compensated officers during a fiscal year unless the compensation is "performance-based." We believe that our process of awarding cash bonuses satisfies this requirement; however, there can be no assurance that any amounts paid as discretionary cash bonuses will be deductible.

Equity-Based Long-Term Incentive Compensation

     We believe that our equity incentive compensation arrangements are an important factor in developing an overall compensation program that is competitive with our peer group of companies and that aligns the interests of our executives with those of our shareholders.

     We believe that stock options and restricted stock awards effectively align the long-term interests of management with our shareholders. Additionally, we believe that our executives should have a greater percentage of their equity awards at risk as compared with our other employees. Since our executives do not benefit from stock options and restricted stock awards unless the price of our stock increases after the grant date as compared with the grant price, they clearly provide our executives with an added incentive to build shareholder value. We have not repriced the exercise price for stock options that have been granted when the future stock price has decreased below the exercise price of such stock options. The date of our awards of stock options and restricted stock is established by the Committee at a meeting held prior to the date of grant. Grants of stock options and stock awards vest over a period of years in order to serve as an inducement for our executives to remain in the employ of our Company. It is contemplated that we will continue to offer stock options and stock awards as the principal component of our equity compensation arrangement for our executives.

     The number of shares of restricted stock and stock options awarded to our executives is established by the Committee in consultation with our CEO, taking into account a number of factors, including the position, job performance and overall responsibility of each executive. Since the value of the restricted stock awards and stock options granted to our executives are based upon the price of our shares, the Committee believes that the granting of restricted stock and stock options is a significant incentive to our executives to continue to build shareholder value. The Committee also believes that the multi-year vesting periods will be helpful in linking equity compensation to long-term performance.

     The only stock options granted to our named executive officers in fiscal 2009 were 50,000 options to Richard F. Poirier on July 22, 2009, at the time of his appointment as President and Chief Executive Officer, which vest in equal annual installments over a period of three years.

Retirement and other Executive Benefits and Perquisites

     All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Committee, as it was constituted at the end of fiscal 2009, has reviewed and discussed with management the disclosures set forth above under the heading "Compensation Discussion and Analysis" and, based on such review and discussions, the Committee recommended to the Board that such disclosure be included in our Proxy Statement and in the Annual Report on Form 10-K/A for the fiscal year ended August 2, 2009.

         The Compensation Committee:    Edward A. Bogucz (Chairman)
                                        Adm. Edward K. Walker, Jr. (Ret.)
                                        Adm. Robert M. Moore (deceased)

Executive Compensation Tables

                           Summary Compensation Table

     The following table sets forth the annual compensation awarded to, earned by, or paid to our Chairman, our President and Chief Executive Officer ("Principal Executive Officer"), our Chief Financial Officer ("Principal Financial Officer") and our other most highly compensated former executive officers other than the Principal Executive Officer who were serving as executive officers at the end of the last completed fiscal year as required under SEC rules (collectively, the "Named Executive Officers" or "NEOs") for services rendered for the fiscal years ended August 2, 2009, August 3, 2008 and July 29, 2007.

                                                                                    Non-Equity
         Name and Principal                                            Option     Incentive Plan    All Other
             Position                 Year      Salary     Bonus (2)  Awards (3)   Compensation   Compensation (5)   Total
         ------------------           ----      ------     --------   ---------   --------------- ---------------    -----
Richard F. Poirier                    2009     $223,180    $125,000    $3,083                          $9,667       $360,930
   President and                      2008      206,308      60,000                                     9,965        276,273
   Chief Executive Officer            2007      203,414      60,000                                     8,760        272,174

Anello C. Garefino                    2009     $211,120     $25,000                                   $11,886       $248,006
   Chief Financial Officer            2008      182,652      15,000                                    10,350        208,002
                                      2007      175,478       5,000                                     8,847        189,325

Myron Levy                            2009     $769,398                                            $4,740,469     $5,509,867
   Former Chairman of the Board and   2008      735,613 (1)                         300,000 (4)        25,158      1,060,771
   Chief Executive Officer (6)        2007      713,126                             750,000 (4)        18,677      1,481,803

Jeffrey L. Markel                     2009     $380,727              $583,578                      $1,364,196     $2,328,501
   Former Chief Operating Officer (6) 2008      352,719 (1)           543,350       300,000 (4)        23,116      1,219,185
                                      2007       47,116               299,346          -                -            346,462

Kevin J. Purcell                      2009     $233,210               $32,090                         $10,449       $275,749
   Former Chief Financial Officer (6) 2008      227,622       50,000   49,942                          10,308        337,872
                                      2007      220,000       10,000   75,871                          14,660        320,531

--------
(1) Includes a cost of living adjustment of $26,531 in fiscal 2008 for Mr. Levy and $1,844 in fiscal 2008 for Mr. Markel under their employment agreements.
(2)  Executive bonuses are paid at the discretion of the Board of Directors.
(3) Amounts represent the aggregate expense recognized for financial statement reporting purposes in accordance with ASC 718 for stock options granted to the NEOs (disregarding estimates of forfeitures for service-based vesting). ASC 718 expense for the stock options is based on the fair value of the options on the date of grant using the Black-Scholes option-valuation model.
(4)  Represents performance and incentive payments for fiscal 2008 and 2007.

                                       19

(5) The amounts shown for Mr. Levy and Mr. Markel take into consideration amounts paid on account of the termination of said NEOs employment agreements with the Company. Mr. Levy will also receive monthly payments of $100,000 commencing September 1, 2009 for thirty-five consecutive months through July 1, 2012.
(6) Mr. Levy served as Chairman and Chief Executive Officer through July 22, 2009. Mr. Markel served as Chief Operating Officer through August 1, 2009. Mr. Purcell served as Chief Financial Officer through January 12, 2009.
(7) The following table describes each component of the "All Other Compensation" column in the "Summary Compensation Table" above. Other compensation in 2008 for Mr. Markel includes reimbursement for relocation expenses of $8,533.

                                    Matching                                                     Other Personal
                                  Contribution                       Medical      Employmnet       Including
                     Fiscal       to Employee      Supplemental     Insurance     Settlement        Personal
       Name           Year        Savings Plan     Life Insurance    Benefits      Payments        Use of Auto         Total
       ----          ------       -------------    --------------   ---------     ----------     ---------------       -----
Richard F. Poirier    2009           $9,200              $367                                         $100             $9,667
                      2008            9,000               365                                          600              9,965
                      2007            7,800               360                                          600              8,760

Anello C. Garefino    2009           $9,200            $2,586                                         $100            $11,886
                      2008            7,906             1,844                                          600             10,350
                      2007            6,802             1,445                                          600              8,847

Myron Levy            2009           $9,200            $6,858        $10,001       $4,705,000       $9,410         $4,740,469
                      2008            9,000             4,763          7,862                         3,533             25,158
                      2007            8,800             4,572          1,552                         3,753             18,677

Jeffrey L. Markel     2009           $9,200            $3,564                      $1,350,000       $1,432         $1,364,196
                      2008            9,000               714                                       13,402             23,116
                      2007                -                 -                                            -                  -

Kevin J. Purcell      2009           $9,200            $1,149                                         $100            $10,449
                      2008            9,000               606                                          702             10,308
                      2007            8,800               225                                        5,635             14,660

Grants of Plan-Based Awards in Fiscal 2009

     The following table provides information with respect to each stock option awarded to the Named Executive Officers in the fiscal year ended August 2, 2009.

                                    All Other
                                      Option      Exercise     Grant
                                     Awards:      or Base    Date Fair
                                    Number of     Price of   Value of
                                    Securities     Option    Stock and
                         Grant      Underlying     Awards     Option
        Name             Date      Options (#)     ($/Sh)     Awards
        ----             ----      -----------    ---------  ---------
Richard F. Poirier      7/21/2009     50,000       $10.39     $163,116

Outstanding Equity Awards at Fiscal 2009 Year End

     The following table provides information with respect to each unexercised stock option held by the Named Executive Officers as of August 2, 2009.

                                                       Option Awards
                            ----------------------------------------------------------------------
                                 Number of             Number of
                                securities             securities
                                underlyling           underlyling          Option       Option
                            unexercised options   unexercised options     Exercise    Expiration
             Name             (#) exercisable      (#) unexercisable      Price ($)      Date
             -----          -------------------   -------------------     ---------   ----------
     Richard F. Poirier           5,000                                    $19.83      12/23/2009
                                 15,000                                     17.98        5/2/2010
                                                         50,000             10.39       7/21/2014

     Anello C. Garefino           3,000                                    $19.83      12/23/2009
                                  4,000                   6,000             17.82        9/8/2012

     Myron Levy                 225,000                                    $10.45       5/18/2010
                                150,000                                      8.38       3/12/2011
                                250,000                                     13.10       12/3/2011
                                250,000                                     19.52       5/21/2012
                                200,000                                     17.98        5/2/2015

     Jeffrey L. Markel          250,000                                    $15.77      10/29/2012

Option Exercises in Fiscal 2009

     No stock options were exercised during fiscal 2009 by the Named Executive Officers.

Employment Agreements

     Myron Levy entered into an employment agreement with us, dated as of July 29, 2002 which, by its terms would have expired December 31, 2013, subject to extension for additional one-year periods annually each January 1 with a final expiration date of December 31, 2015 (as amended December 9, 2003). The employment agreement provided for an annual salary as of August 3, 2008 at the rate of $739,300 as adjusted under the employment agreement for a semi-annual cost of living adjustment based on the consumer price index. The employment agreement also provided for minimum annual incentive compensation of 3% of our pretax income as adjusted. At the end of the employment period, the employment agreement had provided for a ten-year consulting period at an annual compensation rate equivalent to one-half of Mr. Levy's annual salary in effect at the end of the employment period, subject to annual cost of living adjustments.

     The employment agreement with Mr. Levy provided for certain payments following death or disability, and also had provided that, in the event there is a change in control, as defined, he has the option to terminate the agreement and receive a lump-sum payment equal to the sum of the salary payable for the remainder of the employment term, plus the annual incentive (based on the average of the three highest annual incentive awarded during the ten preceding years) for the remainder of the employment term. As of July 22, 2009, the amount payable in the event of such termination would have been approximately $8,357,000.

     Effective July 22, 2009, we entered into an agreement (the "Levy Termination Agreement") with Myron Levy terminating his employment agreement. With the assistance of independent counsel, a special committee of the Board of Directors consisting of independent directors authorized the Company to enter into the Levy Termination Agreement. The Levy Termination Agreement provides that in full satisfaction of all prior, current and future obligations to Mr. Levy under the employment agreement, Mr. Levy is to receive an immediate lump sum payment of $4,705,000 and thereafter monthly payments of $100,000 commencing on September 1, 2009 for thirty-five (35) consecutive months through July 1, 2012. Payments are through a non-interest bearing promissory note. Mr. Levy also shall continue as a consultant to the Company for three years at an annual compensation of $50,000 and is to receive certain other benefits as provided in the employment agreement, including medical reimbursement and insurance.

     Mr. Jeffrey Markel entered into an employment agreement with us as of May 30, 2007 which, by its terms was to expire on July 31, 2011, subject to extension for additional one-year periods annually beginning July 31, 2008 with a final expiration date of July 31, 2012. The employment agreement provided for an initial annual salary of $365,800 (adjusted for a semi-annual cost of living adjustment based on the consumer price index), and an initial award of 250,000 non-qualified stock options at the closing stock price on the date prior to execution of the agreement of $15.77 per share. The options vest 20% upon award and 20% annually over the next four years. The employment agreement also provided for incentive compensation to be paid at the discretion of the Board of Directors, however, incentive compensation for the fiscal year ended August 3, 2008 is to be paid at a minimum of $300,000. The employment agreement also provided for a consulting period of ten years at the end of the employment period at an annual compensation of $100,000. In the event of a change in our control, as defined, the executive has the option to terminate the agreement at any time after July 31, 2010 and receive a lump-sum payment equal to the sum of:
(1) his salary payable for the remainder of the employment term, (2) the annual bonuses (based on the average of the annual bonuses awarded during the term of the employment agreement) for the remainder of the employment term, and (3) a lump sum payment of $500,000 representing full consideration under the consulting period.

     On August 12, 2009, the Company entered into an agreement (the "Markel Termination Agreement") with Jeffrey L. Markel terminating his employment agreement, effective as of August 1, 2009. The Markel Termination Agreement provides that in full satisfaction of all prior, current and future obligations to Mr. Markel under the employment agreement, Mr. Markel is to receive an immediate lump sum payment of $1,350,000 as well as immediate vesting of 100,000 unvested options with an exercise price of $15.77. Mr. Markel also shall continue as a consultant to the Company for three years at an annual compensation of $67,667 and is to receive certain other benefits as provided in the employment agreement, including medical care reimbursement.

     Kevin J. Purcell entered into an employment agreement with us, dated as of June 7, 2006, which expired June 6, 2009. The employment agreement provided for an annual salary as of August 3, 2008 at the rate of $233,210, subject to review by the Board of Directors, plus an annual bonus at the discretion of the Board of Directors. After resigning his position as Chief Financial Officer on January 12, 2009, Mr. Purcell served as a consultant to the Company until June 6, 2009.

Estimate of Potential Payments upon Termination or Change in Control

     The following table provides an estimate of the potential payments and benefits that each of the currently employed NEOs would be entitled to receive upon termination of employment under various circumstances and upon a change of control. The table does not include payments the executive would be entitled to receive in the absence of one of these specified events, such as from the exercise of previously-vested stock options, which amount can be calculated from the Outstanding Equity Awards at Fiscal 2009 Year End table. The table also does not include benefits that are provided on a non-discriminatory basis to salaried employees generally, including amounts payable under the Company's 401(k) plan.

                                                                                        Termination
                                                    Termination                       without cause or
                                                   without cause                      a constructive
                                                     prior to         Change in     termination, after a
        Name                    Benefit          change in control     control      change in control (1)
        ----                    -------          -----------------    ---------     ---------------------
Richard F. Poirier             Severance          $       -           $      -             $696,360

Anello C. Garefino             Severance          $       -           $      -             $472,240

---------
(1) If, in the event of either a termination without cause or a constructive termination occurring within two years of a change in control, as defined, the terminated employee receives total payments (including any salary, bonus or commission) by reason of the terminated employee's actual or constructive termination or resignation that are less than twice the employee's total cash compensation (including salary, bonuses, and commissions) in the Company's prior fiscal year, the Company will pay the terminated employee on a prorated basis, in a lump sum, the difference up to a maximum of $1,000,000.

Equity Compensation Plan Information

     The following table sets forth the indicated information as of January 29, 2010 with respect to our equity compensation plans:

                                                                                               (c)
                                                                                       Number of securities
                                               (a)                                      remaining available
                                        Number of securities           (b)              for future issuance
                                         to be issued upon       Weighted-average         under equity
                                            exercise of          exercise price of      compensation plans
                                       outstanding options,    outstanding options,    (excluding securities
Plan category                           warrants and rights     warrants and rights    reflected in column (a))
-------------                           -------------------     -------------------    ------------------------
Equity compensation plans approved
  by security holders                       1,976,993                $ 13.63                  32,250
Equity compensation plans not
  approved by security holders              1,141,007                $ 17.12                 331,500 (1)
                                            ---------                                        -------
Total                                       3,118,000                $ 14.90                 363,750
                                            =========                                        =======
---------

(1) Includes 221,000 shares only available to new employees under the 2006 New Employee Stock Option Plan.

     The following information is provided about our restricted stock awards and stock option plans:

     2006 New Employee Stock Option Plan. The 2006 New Employee Stock Option Plan covers 600,000 shares (as amended July 22, 2009) of the Company's common stock. The plan as amended provides for the issuance of restricted stock or granting of non-qualified stock options. Under the terms of the plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. The fair value of restricted shares issued is based on the closing price on the day prior to the date of issue. Vesting of the shares issued is determined at the time of issue by the Compensation Committee or the Board of Directors. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. The options expire no later than ten years from the date of grant, subject to certain restrictions. Options for 5,000 and 4,000 shares were granted under the plan during fiscal years 2009 and 2008, respectively. Options for 28,000 shares were cancelled under the plan in fiscal 2009. Restricted stock awards for 100,000 shares of common stock were issued in fiscal 2009 and cancelled in January 2010. Options for 221,000 shares of common stock are available for grant under the plan as of January 29, 2010 and options for 274,000 shares were outstanding on that date.

     2003 Stock Option Plan. The 2003 Stock Option Plan covers 1,000,000 shares of the Company's common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. The options expire no later than ten years from the date of grant, subject to certain restrictions. Options for 50,000 shares were granted under the plan during fiscal 2009. No options were granted under the plan in fiscal 2008. Options for 90,700 shares were cancelled under the plan in fiscal 2009 and options for 110,500 shares of common stock are available for grant under the plan and 860,000 were outstanding at January 29, 2010.

     2000 Stock Option Plan. The 2000 Stock Option Plan covers 1,500,000 shares of the Company's common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. The options expire no later than ten years from the date of grant, subject to certain restrictions. Options for 34,000 shares were granted under the plan in fiscal 2009 and options for 10,000 shares were cancelled. Options for 32,250 shares of common stock are available for grant under the plan and 1,194,000 were outstanding at January 29, 2010.

     1998 Stock Option Plan. The 1998 Stock Option Plan, which has now expired with respect to the granting of new options, covers 2,250,000 shares of the Company's common stock. The plan has expired with respect to the granting of new options. Options which have been granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. The options expire no later than ten years from the date of grant, subject to certain restrictions. Stock options for 226,000 shares were exercised in fiscal 2009. There are no options available for grant under the plan. At January 29, 2010 options to purchase 769,842 shares of common stock were outstanding under this plan.

     1997 Stock Option Plan. The 1997 Stock Option Plan, which has now expired with respect to the granting of new options, covers 2,500,000 shares of the Company's common stock. The plan has expired with respect to the granting of new options. Options which have been granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price for options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. The options expire no later than ten years from the date of grant, subject to certain restrictions. Stock options for 37,525 shares were exercised and options for 15,200 shares were cancelled in fiscal 2009. There are no options available for grant under the plan. At January 29, 2010, options to purchase 13,151 shares of common stock were outstanding under this plan.

     1996 Stock Option Plan. The 1996 Stock Option Plan, which has now expired with respect to the granting of new options, covers 1,000,000 shares of the Company's common stock. The plan has expired with respect to the granting of new options. Options which have been granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise prices of the options granted under the plan were at the fair market value at the date of grant. The options expire not later than ten years from the date of grant. At January 29, 2010, non-qualified options to purchase 7,007 shares of common stock were outstanding under this plan.

Employee Savings Plan

     We maintain an Employee Savings Plan ("Plan") which qualified as a thrift plan under Section 401(k) of the Internal Revenue Code ("Code"). Effective August 1, 2006, the Plan was amended to allow employees to elect salary deferrals up to the maximum dollar amounts permissible under Code Section 402(g) not to exceed the limits of Code Section 401(k), 404 and 415. For the Plan year beginning August 1, 2005, the Plan was amended to be considered a "Safe Harbor" plan, where a contribution will be made to eligible participants in an amount equal to 100% of the amount of each participant's elective deferral that does not exceed 3% of compensation, plus 50% of the amount of the elective deferral that exceeds 3% of compensation up to a maximum contribution of 5% of compensation. Under the Safe Harbor provision, all contributions are 100% vested when made. Additional Company contributions can be made depending on profits. The aggregate benefit payable to an employee is dependent upon his rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant. We recognized expenses of approximately $1,260,000, $1,765,000 and $1,766,000 under the plans for fiscal 2009, 2008 and 2007, respectively. The Company also contributed to a similar plan through its UK subsidiary, EWST, whereby the Company matches employee elective contributions up to a maximum of 5% of compensation. Expenses recognized for fiscal 2009, 2008 and 2007 were approximately $94,000, $86,000 and $75,000, respectively. For the year ended August 2, 2009, $9,200 was contributed by us to this plan for each of Messrs. Poirier, Garefino, Levy, Markel and Purcell. A total of $60,460 was contributed for all officers and directors as a group.

     Our Israeli subsidiaries provide for employee severance liabilities pursuant to the Israeli severance pay law and labor agreements. Our liability is fully provided for by monthly payments deposited with insurers and by a reserve established by us to cover the portion of this liability not covered by our deposits. In addition to recognizing an expense for the funding to the insurance programs for this severance obligation, we also record as expense the net increase in the unfunded severance liability. The liability for this unfunded severance obligation was $2,231,000 and $1,651,000 at August 2, 2009 and August 3, 2008, respectively. The total expense recognized for employee severance programs in Israel (both the funded and unfunded portion of the program) was approximately $1,055,000, $458,000 and $228,000 for fiscal 2009, 2008 and 2007, respectively.

                                  PROPOSAL TWO

             PROPOSAL TO AMEND HERLEY'S CERTIFICATE OF INCORPORATION
                   TO ELIMINATE ITS CLASSIFIED BOARD STRUCTURE

     After careful consideration, the Board of Directors has unanimously determined that it would be in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to declassify the Board and provide for the annual election of all directors, as described below. The Board is now asking our stockholders to approve this amendment to the Certificate of Incorporation.

Current Classified Board Structure

     Article 5 of our Certificate of Incorporation currently divides our directors into three classes as nearly equal in size as possible, with members of each class serving three-year terms of office. Consequently, at any given annual meeting of stockholders, our stockholders have the ability to elect only one class of directors, constituting roughly one-third of the entire Board.

Proposed Declassification of the Board

     In December 2009, the Board of Directors voted to approve, and to recommend that our stockholders approve at the 2010 Annual Meeting, an amendment to our Certificate of Incorporation that would eliminate the Board's classified structure. If our stockholders approve the proposed amendment, directors who have been elected to three-year terms prior to the effectiveness of the amendment (including directors elected at this 2010 Annual Meeting) and whose terms would otherwise extend beyond the 2011 Annual Meeting, have agreed to resign their positions effective upon the election of directors at the next Annual Meeting. Thus, beginning with the next Annual Meeting, the entire Board will be elected annually.

Rationale for Declassification

     The Board of Directors is committed to good corporate governance at Herley. Accordingly, in determining whether to propose declassification as described above, the Board carefully reviewed the various arguments for and against a classified Board structure.

     The Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, and reducing our vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors' accountability to stockholders, since such a structure does not enable stockholders to express a view on each director's performance by means of an annual vote. The Board also believes that implementing annual elections for all directors would support our ongoing effort to adopt "best practices" in corporate governance.

     In view of the considerations described above, the Board of Directors, has unanimously determined that it is in the best interests of Herley and its stockholders to eliminate the classified Board structure as proposed.

Text and Legal Effectiveness of Proposed Amendment

     Approval of this proposal will cause Article 5 of our Certificate of Incorporation to be amended and restated in its entirety. A copy of Article 5 as it is proposed to be amended and restated is attached to this proxy statement as Exhibit A.

     If our stockholders approve the proposed amendment, it will become legally effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Herley would make that filing shortly after the 2010 Annual Meeting. If our stockholders do not approve the proposed amendment, the Board of Directors will remain classified.

     In order to be approved, this proposal must receive the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the 2010 Annual Meeting.

         The Board of Directors recommends that you vote FOR this proposal.

                                 PROPOSAL THREE

                     ADOPTION OF THE HERLEY INDUSTRIES, INC.
                                 2010 STOCK PLAN

Introduction

     At the meeting, you will be asked to adopt the Herley Industries, Inc. 2010 Stock Plan, which covers 500,000 shares (the "2010 Stock Plan"). As of January 29, 2010, there were only 718,000 options or shares of common stock held by our current officers, directors and employees under all of our existing plans. Further, on that date, there were only 142,750 shares available for grant, under all existing plans, to our over 1,000 current employees.

     We believe that our long-term success depends upon our ability to attract and retain qualified officers, employees and consultants and to motivate their best efforts on our behalf. All of our officers, employees, directors and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2010 Stock Plan. We believe that the 2010 Stock Plan will be an important part of our compensation of officers, employees and consultants.

     The 2010 Stock Plan is set forth as Exhibit B to this proxy statement. The principal features of the 2010 Stock Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2010 Stock Plan.

Stock Subject to the 2010 Stock Plan

     The stock to be offered under the 2010 Stock Plan consists of shares of our common stock, whether authorized but unissued or reacquired. The 2010 Stock Plan is divided into two separate equity programs: an option grant program and a stock issuance program. Options granted under the 2010 Stock Plan shall be non-qualified or incentive stock options and the exercise price is the fair market value of the common stock on the date of grant except that for incentive stock options it shall be 110% of the fair market value if the participant owns 10% or more of our common stock. Under the stock issuance program, the purchase price per share shall be fixed by the Board of Directors or Committee but cannot be less than the fair market value of the common stock on the issuance date. Shares of common stock may be issued for past services rendered to us and all shares of common stock issued thereunder shall vest upon issuance unless otherwise directed by the Board or Committee. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

Administration of the 2010 Stock Plan

     The 2010 Stock Plan is to be administered by our Board of Directors, the Compensation Committee or a Stock Option Committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our Compensation Committee will administer the 2010 Stock Plan.

     Subject to the terms of the 2010 Stock Plan, the Board or the Committee may determine and designate the individuals who are to be granted stock options or qualify to receive shares of common stock under the 2010 Stock Plan, the number of shares to be subject to options or to be purchased and the nature and terms of the options to be granted. The Board or the Committee also has authority to interpret the 2010 Stock Plan and to prescribe, amend and rescind the rules and regulations relating to the 2010 Stock Plan. The committee may amend or modify any grant in any manner not inconsistent with the terms of the 2010 Stock Plan.

Grant of Options

     Our officers, directors, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2010 Stock Plan.

     The options granted under the 2010 Stock Plan shall be non-qualified or incentive stock options. The exercise price for the options will be not less than the fair market value of our common stock on the date of grant of the stock option. The Committee must adjust the option price, as well as the number of shares subject to option, in the event of stock splits, stock dividends, recapitalization and certain other events involving a change in our capital.

Exercise of Stock Options

     Stock options granted under the 2010 Stock Plan shall expire not later than five years from the date of grant.

     Stock options granted under the 2010 Stock Plan may become exercisable in one or more installments in the manner and at the time or times specified by the Committee.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the Board or the Committee determines that the optionee has recognized gross income under the Internal Revenue Code of 1986, as amended, resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him or his permitted transferee and cannot be exercised by him or his permitted transferee unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below, (3) by total disability, or (4) by misconduct), an option may be exercised for a period of three months after this termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the Committee, options may be transferred to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment by total disability, the optionee or his permitted transferee may exercise such options at any time within twelve months after his termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment or provision of services (other than for total disability) or (3) within twelve months after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of one year from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

Stock Issuance Program

     Shares of common stock may be issued at the discretion of the Board or Committee under the stock issuance program through direct and immediate issuances. Each such stock issuance shall comply with the terms specified below.

     Issuances

     Shares of common stock may be issued for past or future services rendered, or to be rendered, to us (or any parent or subsidiary) as the Board or Committee may deem appropriate in each individual instance.

     Vesting Provisions

     a. Shares of common stock issued under the stock issuance program shall vest at the discretion of the Board or Committee.

     b. The participant shall have full stockholder rights with respect to any shares of common stock issued to the participant under the stock issuance program. Accordingly, the participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

Change in Control

     All unvested options shall automatically vest in full if and when either of the following stockholder approved transactions to which the company is a party are consummated: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the company's assets in complete liquidation or dissolution of the company. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor company (or parent thereof) in the corporate transaction or (ii) such option is to be replaced with a cash incentive program of the successor company which preserves the spread existing on the unvested option shares at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Board or Committee at the time of the option grant.

U.S. Federal Tax Matters

     Restricted Stock. Employees generally recognize as taxable income the fair market value of restricted stock on the date the restricted period ends. We are entitled to a corresponding tax deduction at the same time.

     Stock Options. Stock options may be granted in the form of incentive stock options or non- qualified stock options. Incentive stock options are eligible for favorable tax treatment under the U.S. Internal Revenue Code (the "Code"). To meet the Code requirements, the maximum value of incentive stock options that first become exercisable in any one year is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of a stock option (whether an incentive stock option or non-qualified stock option). At the time of exercise of a non-qualified stock option, the holder will realize compensation income in the amount of the spread between the exercise price of the option and the fair market value of our stock on the date of exercise. At the time of exercise of an incentive stock option, no compensation income is realized other than "tax preference income" for purposes of the alternative minimum tax. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gains. If the shares acquired on exercise of the incentive stock option are disposed of within less than two years after grant or one year of exercise, the holder will realize compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized will be taxed as capital gains. We will generally be entitled to a deduction under the Code at the time equal to the amount of compensation income realized by the holder of an option.

Recommendation of the Board

     Our Board of Directors believes that it is in our best long-term interests to have available for issuance under a stock plan a sufficient number of shares to attract, retain and motivate our highly-qualified officers, employees, directors and consultants by tying their interests to our stockholders' interests. As previously indicated, as of January 29, 2010, there were only 718,000 options or shares of common stock held by our current officers, directors and employees under our existing plans and only 142,750 shares available for grant under these plans to our over 1,000 current employees.

     The affirmative vote of a majority of the votes in person or by proxy at the Annual Meeting is required for approval by stockholders of the 2010 Stock Plan. An abstention will be counted as a vote against this proposal and broker non-votes will have no effect on the vote.

     We recommend a vote FOR approval of the 2010 Stock Plan.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements with our management. The Audit Committee also discussed with Marcum LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Marcum LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as may be modified or supplemented, and has discussed with Marcum LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 2, 2009 for filing with the SEC.

     The Audit Committee has also reviewed and discussed the fees paid to Marcum LLP during the last fiscal year for audit and non-audit services, which are set forth under "Audit Fees" and has considered whether the provision of the non-audit services is compatible with the firm's independence and has concluded that it is.

     This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that we specifically request that this report be specifically incorporated by reference.

      The Audit Committee for fiscal 2009:

      Robert M. Moore (Chairman) (deceased)
      Edward A. Bogucz
      Carlos C. Campbell

Audit and Related Fees

     Marcum LLP is our independent registered public accounting firm and performed the audit of our consolidated financial statements for fiscal years 2009 and 2008. The following table sets forth fees for the audits of the fiscal years ended August 2, 2009 and August 3, 2008 performed by Marcum LLP:

                                     2009             2008
                                     ----             ----
       Audit Fees (1)             $ 480,643         $ 638,500
       Audit-related Fees (2)     $  16,965         $  28,179

---------------

(1) Audit Fees includes fees for professional services provided in connection with the audits of our financial statements, the review of our quarterly financial statements, Sarbanes-Oxley 404 related services, consents, and audit services provided in connection with other statutory or regulatory filings. All such services were pre-approved by the Audit Committee.
(2)  Audit-related fees include the audit of our 401(k) plan.

     The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent auditors and to pre-approve all audit services and permissible non-audit services.

     Marcum LLP did not render any other non-audit related services during fiscal years 2009 and 2008.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who beneficially own more than 10% of our common stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2009, all Reporting Persons timely complied with all applicable filing requirements.

                      CORPORATE GOVERNANCE - CODE OF ETHICS

     We have adopted a Corporate Code of Business Ethics (the "Code") that applies to all employees, including our principal executive officer, principal financial officer and directors of the Company. The Code is broad in scope and is intended to foster honest and ethical conduct, including accurate financial reporting, compliance with laws and the like. If any substantive amendments are made to the Code or if there is any grant of waiver, including any implicit waiver, from a provision of the Code to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

               FINANCIAL STATEMENTS AND INCORPORATION BY REFERENCE

     A copy of our Annual Report to Stockholders for the fiscal year ended August 2, 2009 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            COMMON STOCK PERFORMANCE

     The following graph sets forth the cumulative total stockholder return to our stockholders during the five-year period ended August 2, 2009, as well as an overall stock market index (NASDAQ Composite Index) and the Company's peer group index (S&P Aerospace & Defense Index):

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            Among Herley Industries, Inc., The NASDAQ Composite Index
                      and The S&P Aerospace & Defense Index

-------------------------------------- ----------- ----------- ----------- ----------- ----------- -----------
                                          7/04        7/05        7/06        7/07        7/08        7/09
-------------------------------------- ----------- ----------- ----------- ----------- ----------- -----------
Herley Industries, Inc.                   100.00      103.94       57.07       75.59       84.36       64.79
NASDAQ Composite                          100.00      115.65      114.22      140.13      124.32      106.33
S&P Aerospace & Defense                   100.00      117.71      137.61      178.48      154.53      119.28

*$100 invested on 7/31/04 in stock or index, including reinvestment of dividends. Fiscal year ending July 31.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Proposals of stockholders intending to be presented at the next Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than October 15, 2010 to be included in the proxy statement for that meeting.

                                       By Order of the Board of Directors,

                                       JOHN A. THONET
                                       Chairman of the Board
Dated:   February 12, 2010
         Lancaster, Pennsylvania

                                                                       EXHIBIT A

               PROPOSED AMENDMENT AND RESTATEMENT OF ARTICLE FIVE
                     OF HERLEY'S CERTIFICATE OF INCORORATION

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (a) Term of Directors At the Annual Meeting of Stockholders for the fiscal year ending August 1, 2010, and each Annual Meeting of Stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next Annual Meeting of Stockholders. Subject to prior death, retirement, resignation, disqualification or removal from office, a director shall hold office until his or her term has expired and his or her successor has been duly elected and qualified.

     (b) Vacancies Except as otherwise required by law, any vacancy on the Board of Directors (resulting from death, retirement, resignation, disqualification, removal from office or any other reason) and any newly created directorships (resulting from an increase in the authorized number of directors or any other reason) may be filled by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

     (c) Number of Directors The number of directors of the Corporation shall not be less than three nor more than twelve. The exact number of directors is to be determined from time to time by a resolution adopted by not less than a majority of the members of the Board then in office. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (d) Meaning of Term Board Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

     As used in this Certificate of Incorporation, (i) the term "other entity" shall include any individual, corporation, partnership, person or entity and any other entity with which it or its "affiliate" or "associate" as those terms are defined in Rule 12b-2 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933; and (ii) the term "continuing director" shall mean a member of the initial Board of Directors of the Corporation, or a member of the Board of Directors of the Corporation who was elected by the public stockholders prior to the time that such other entity acquired shares of stock of the Corporation entitling such other entity to exercise in excess of ten percent (10%) of the total voting power of all classes of stock of the Corporation entitled to vote in the election of directors, or a member of the Board of Directors of the Corporation who was elected or nominated for election by a majority of continuing directors.

                                                                       EXHIBIT B

                             HERLEY INDUSTRIES, INC.

                                 2010 STOCK PLAN

I. GENERAL PROVISIONS

A. PURPOSE OF THE PLAN

     This 2010 Stock Plan (the "Plan") is intended to promote the interests of HERLEY INDUSTRIES, INC., a Delaware corporation ("Corporation"), by providing eligible persons in the employ or service of the Corporation or its affiliates with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

     Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to them in the attached Appendix.

B. STRUCTURE OF THE PLAN

     The Plan shall be divided into two (2) separate equity programs:

     (i) the Option Grant Program under which eligible persons ("Optionees") may, at the discretion of the Board, be granted options to purchase shares of common stock; and

     (ii) the Stock Issuance Program under which eligible persons ("Participants") may, at the discretion of the Board, be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

     The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

C. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Corporation's Board of Directors ("Board"), or in the discretion of the Board, a committee consisting of no less than two Non-Employee Directors or persons meeting such other requirements as may be imposed by Rule 16(b) under the 1934 Act ("Committee").

     The Board or Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.

D. ELIGIBILITY

     The persons eligible to participate in the Plan are:

     1. Officers, directors, employees and consultants; and

     2. consultants and other independent advisors who provide services to the Corporation, or any parent or subsidiary of the Corporation.

     The Board or Committee shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, described in Article Two below, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Qualified Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance Program, described in Article Three, which eligible persons are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

     The Board or Committee shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to issue stock in accordance with the Stock Issuance Program.

E. STOCK SUBJECT TO THE PLAN

     The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock. The maximum number of shares of common stock which may be issued under the Plan is 500,000 shares.

     Shares of common stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full, or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of common stock reserved for issuance under the Plan.

     If there is any change to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

II. OPTION GRANT PROGRAM

A. OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Board, and which shall be subject to the provisions of the Plan.

     1. Exercise Price.

     a. The exercise price per share shall be fixed by the Board in accordance with the following provisions:

     (i) The exercise price per share shall not be less than the Fair Market Value per share of common stock on the option grant date.

     (ii) If the Optionee is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of common stock on the option grant date for Incentive Options.

     b. The exercise price is payable in cash or check made payable to the Corporation upon exercise of the option, subject to the provisions of Section I of Article Four and the documents evidencing the option. If the common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended ("34 Act") at the time the option is exercised, then the exercise price may also be paid as follows:

     (i) in shares of common stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

     (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (x) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (y) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent the foregoing sale and remittance procedure is used, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     2. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Board or Committee and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of five (5) years measured from the option grant date.

     3. Effect of Termination of Service.

     a. The following provisions shall govern the exercise of any vested option held by the Optionee at the time of cessation of Optionee's employment or rendering of services to the Corporation (collectively "Service") or death:

     (i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each option held by such Optionee to the extent exercisable on the date of such termination.

     (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee to the extent exercisable on the date of such termination.

     (iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option to the extent exercisable on the date of such termination.

     (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

     (v) All vested options shall terminate upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term.

     b. The Board or Committee shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

     (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as it shall deem appropriate, but in no event beyond the expiration of the option term, and/or

     (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of common stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

     4. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person exercises the option, pays the exercise price and becomes the recordholder of the purchased shares.

     5. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or, following the Optionee's death, by the laws of descent and distribution.

B. CORPORATE TRANSACTION

     1. All unvested options shall automatically vest in full if and when either of the following stockholder approved transactions to which the Corporation is a party are consummated: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Board or Committee at the time of the option grant.

     2. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

     3. The Board or Committee shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that those options shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to those options shall immediately terminate) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction.

     4. The Board or Committee shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on basis should the Optionee's Service terminate by reason of the Optionee's involuntary dismissal or discharge by the Corporation for reasons other than misconduct ("Involuntary Termination") within a designated period (not to exceed one year) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term.

     5. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000.00) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     6. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. STOCK ISSUANCE PROGRAM

A. STOCK ISSUANCE TERMS

     Shares of common stock may be issued at the discretion of the Board or Committee under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall comply with the terms specified below.

     1. Issuances.

     Shares of common stock may be issued under the Stock Issuance Program for past or future services rendered, or to be rendered, to the Corporation (or any Parent or Subsidiary) as the Board may deem appropriate in each individual instance.

     2. Vesting Provisions.

     a. Shares of common stock issued under the Stock Issuance Program shall vest at the discretion of the Board or Committee.

     b. The Participant shall have full stockholder rights with respect to any shares of common stock issued to the Participant under the Stock Issuance Program. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

IV. MISCELLANEOUS

A. ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Corporation shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of common stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to options shall, to the extent deemed appropriate by the Board or Committee, be increased or decreased in the same proportion, provided, however, that the Corporation shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of common stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Board or Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of common stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

B. EFFECTIVE DATE AND TERM OF PLAN

     1. The Plan shall become effective on March 23, 2010, provided that no Incentive Options may be granted unless the Plan is first approved by the Corporation's stockholders. The Board may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

     2. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.

C. AMENDMENT OF THE PLAN

     The Board or Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, except for those persons ineligible to participate. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

D. WITHHOLDING

     The Corporation's obligation to deliver shares of common stock upon the exercise of any options or upon the issuance of shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

E. REGULATORY APPROVALS

     The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of common stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's obtaining all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of common stock issued pursuant to it.

F. NO EMPLOYMENT OR SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

Board shall mean the Corporation's Board of Directors.

Change of Control shall mean:

     (i) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

     (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as defined in the Plan), are elected within any single 12-month period to serve on the Board of Directors; or

     (iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

     (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying change in control under subparagraphs (i), (ii) or
(iii) of this paragraph) , consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended.

Common Stock shall mean the Corporation's common stock, $.10 par value.

Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of
the  Corporation's   assets  in  complete  liquidation  or  dissolution  of  the
Corporation.

Corporation shall mean Herley Industries, Inc., a Delaware corporation.

Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

Eligibility. Incentive Options may only be granted to Employees other than the Chairman, Chief Executive Officer and directors.

Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

Exercise Date shall mean the date on which the option shall have been exercised.

Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

Fair Market Value per share of common stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the common stock is at the time traded on the NASDAQ Global or Capital Market, then the Fair Market Value shall be the closing selling price per share of common stock on the date in question, as the price is reported by the National Association of Securities Dealers on the NASDAQ Global or Capital Market. If there is no closing selling price for the common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the common stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of common stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the common stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (iii) If the common stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ Capital Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

Incentive  Option shall mean an option which satisfies the  requirements of Code
Section 422.

Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Non-Employee Director shall have the meaning provided under Rule 16(b) or any successor rule under the 1934 Act.

Non-Statutory   Option  shall  mean  an  option  not  intended  to  satisfy  the requirements of Code Section 422.

Option Agreement shall mean the option agreement issued pursuant to the Grant Notice.

Option Shares shall mean the number of shares of common stock subject to the option.

Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

Plan shall mean the Corporation's 2010 Stock Plan.

Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Purchase Agreement shall mean the stock purchase agreement pursuant to the Grant Notice.

Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee.

Stock Exchange shall mean the NASDAQ Global Market System, American Stock Exchange or the New York Stock Exchange.

Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Vesting Commencement Date shall mean the date on which the Option Shares commence to vest as specified in the Grant Notice.

Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

PROXY
                             HERLEY INDUSTRIES, INC.
               SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                                 MARCH 23, 2010

The undersigned hereby appoints JOHN A. THONET and EDWARD A. BOGUCZ, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in HERLEY INDUSTRIES, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on March 23, 2010 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH.

                  (Continued and to be signed on reverse side)
                                SEE REVERSE SIDE

1.   Election of the following nominees, as set forth in the proxy statement:

                    Gerald A. Gagliardi
                    Rear Adm. Edward K. Walker, Jr. (Ret.)

    [   ] FOR all nominees listed above         [   ] WITHHOLD authority to vote
    ----------------------------------------------------------------------------
   (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided above).

The Board of Directors recommends a vote FOR the following proposals:

2. Proposal to amend our Certificate of Incorporation to eliminate the classified board structure, as set forth in the Proxy Statement.

        FOR  [    ]                AGAINST  [    ]           ABSTAIN   [    ]

3. Proposal to ratify and approve our 2010 Stock Plan, as set forth in the Proxy Statement.

        FOR  [    ]                AGAINST  [    ]           ABSTAIN   [    ]

4. Upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


     SIGNATURE(S) __________________________          __________________________

     DATED:   _____________, 2010